Exhibit 99.1

Immune Pharmaceuticals Receives Nasdaq Delisting Determination;

Eligible to trade Over-the-Counter July 26, 2018

ENGLEWOOD CLIFFS, NJ (July 26, 2018) - Immune Pharmaceuticals, Inc. (Nasdaq: IMNP) (“Immune” or the “Company”), a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases, today announced that it has received written notification from The Nasdaq Stock Market LLC ("Nasdaq") indicating that Nasdaq has determined to delist the Company's shares from The Nasdaq Capital Market due to the Company’s non-compliance with the minimum bid price requirement. The notification states that Nasdaq will suspend trading in the Company's shares effective with the open of business on July 26, 2018. Nasdaq’s notification indicates that Nasdaq will complete the delisting process by filing a Form 25 - Notification of Delisting with the Securities and Exchange Commission (“SEC”) after the applicable review periods have expired. In accordance with Nasdaq’s Listing Rules, the Company has 15 days to decide whether to appeal the delisting determination. The Company is considering whether to appeal the determination. Any such appeal would not stay the suspension of trading in the Company’s securities on Nasdaq.

The Company’s shares will be eligible to trade “over-the-counter” in the OTC Markets system effective with the open of business on July 26, 2018 under the current symbol “IMNP.” The Company has filed an application to have its shares quoted on the OTCQB® Market tier ("OTCQB"), which is operated by OTC Market Groups Inc. The Company will continue to be registered with the SEC under the Exchange Act and will continue to file periodic financial reports that will be available on the SEC's website, www.sec.gov.

The transition to the OTCQB does not affect the Company's business operations, including the Company's clinical development plans for bertilimumab and NanoCyclo. The Company has begun working with WuXi Biologics on the technology transfer of the bertilimumab manufacturing process. Pharmacokinetic and pharmacodynamic data from the Company’s phase 2a bullous pemphigoid study should be available in the third quarter of this year and the Company has begun planning a randomized, controlled phase 2/3 pivotal bullous pemphigoid trial expected to launch in 2019. The Company is planning to meet with the U.S. Food and Drug Administration and the European Medicines Agency later this year to discuss the planned phase 2/3 study, the new bertilimumab manufacturing process, and other clinical and non-clinical aspects of the bertilimumab development program. The Company expects to complete enrollment in the ongoing phase 2 study of bertilimumab in ulcerative colitis in the third quarter of this year.

Additionally, the Company continues to advance its NanoCyclo program. The Company completed laboratory and animal studies in the second quarter of 2018 to select a formulation to move forward into toxicity and human studies, as planned. Based on these studies, the Company will test an additional formulation change to further enhance NanoCyclo’s potency in the third quarter to further optimize the NanoCyclo profile for a proof-of-concept clinical trial in 2019.

About Immune Pharmaceuticals, Inc.

Immune Pharmaceuticals, Inc. is a biopharmaceutical company developing novel therapeutic agents for the treatment of immunologic and inflammatory diseases. Immune’s lead program, bertilimumab, is a first-in-class, human monoclonal antibody that binds eotaxin-1, a chemokine that attracts eosinophils to the site of inflammation. By blocking eotaxin-1, bertilimumab may prevent the migration and activation of eosinophils and other cells, thus blocking an important inflammatory pathway active in a variety of allergic and immune diseases. Bertilimumab has shown promising clinical activity in bullous pemphigoid and has been studied in other conditions including allergic rhinitis and ulcerative colitis, and may have application in other diseases, including atopic dermatitis, asthma, and other diseases. Immune is also developing NanoCyclo, a nano-encapsulated formulation of cyclosporin, which is in late stage preclinical development for atopic dermatitis and psoriasis.

Safe Harbor Statements Regarding Forward Looking Statements

The statements in this news release made by representatives of Immune relating to matters that are not historical facts, including without limitation, those regarding future performance or financial results, the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Immune’s product candidates and the sufficiency of Immune’s cash and other capital resources, the continued development by Immune of bertilimumab or its determination to seek Orphan Drug designation for the pharmaceutical product of bertilimumab are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that actual performance or results could materially differ, that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, or Immune’s ability to fund such efforts with or without partners. Immune undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statements should be read in conjunction with the additional risks and uncertainties detailed in Immune’s filings with the Securities and Exchange Commission, including those discussed in Immune’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and periodic reports filed on Form 8-K.

Investor Contact:

Investors@immunepharma.com

SOURCE Immune Pharmaceuticals Inc.

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